UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 26, 2021

Cytokinetics, Incorporated

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50633	94-3291317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

280 East Grand Avenue, South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(650) 624-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CYTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February 26, 2021 Cytokinetics, Incorporated (“Cytokinetics” or the “Registrant”) announced that it is joining the European Organisation for Rare Diseases (“EURORDIS”) and the National Organization for Rare Disorders (“NORD”) to recognize Rare Disease Day®, an international campaign elevating the awareness and public understanding of rare diseases. The initiative’s key message of “Rare is many, rare is strong, rare is proud,” spotlights the more than 300 million people worldwide living with a rare disease, and the awareness efforts focused on bringing them more equitable access to diagnosis, treatment, care and social opportunity.

Cytokinetics is developing CK-3773274 (“CK-274”), a next-generation cardiac myosin inhibitor, for the potential treatment of hypertrophic cardiomyopathy (“HCM”). Cytokinetics is conducting REDWOOD-HCM (Randomized Evaluation of Dosing With CK-274 in Obstructive Outflow Disease in HCM), a Phase 2 clinical trial of CK-274 in patients with obstructive HCM (oHCM). Results are expected in mid-2021, with the goal of starting a Phase 3 clinical trial by year end. CK-274 was recently granted orphan drug designation for the treatment of symptomatic HCM by the U.S. Food and Drug Administration (“FDA”).

Cytokinetics is also developing reldesemtiv, a fast skeletal muscle troponin activator, for the potential treatment of amyotrophic lateral sclerosis (“ALS”) and spinal muscular atrophy (“SMA”). This year, the company is preparing for COURAGE-ALS, the planned Phase 3 clinical trial of reldesemtiv in patients with ALS. Reldesemtiv has been granted orphan drug designation for the treatment of ALS by the FDA and the European Medicines Agency (“EMA”). Reldesemtiv was also granted orphan drug designation for the treatment of SMA by the FDA and EMA.

About Rare Disease Day

Rare Disease Day, which takes place every year on the last day in February, was established in Europe in 2008 by EURORDIS and is now observed in more than 80 nations. In the United States, Rare Disease Day is sponsored by NORD, a leading independent, non-profit organization committed to the identification, treatment, and cure of rare diseases. According to the National Institutes of Health (“NIH”), in the US, a rare disease is defined as one that affects fewer than 200,000 people. With over 6,000 rare diseases, 25 million Americans are living with a rare disease, but only 5 percent of these diseases have a treatment.

About HCM

HCM is a disease in which the heart muscle (myocardium) becomes abnormally thick (hypertrophied). The thickening of cardiac muscle leads to the inside of the left ventricle becoming smaller and stiffer, and thus the ventricle becomes less able to relax and fill with blood. This ultimately limits the heart’s pumping function, resulting in symptoms including chest pain, dizziness, shortness of breath, or fainting during physical activity. A subset of patients with HCM are at high risk of progressive disease which can lead to atrial fibrillation, stroke and death due to arrhythmias. There are no FDA approved medical treatments that directly address the hypercontractility that underlies HCM.

About ALS

ALS is a progressive neurodegenerative disease that afflicts approximately 20,000 people in the United States and a comparable number of patients in Europe. Approximately 5,000 new cases of ALS are diagnosed each year in the United States. The average life expectancy of an ALS patient is approximately three to five years after diagnosis and only approximately 10 percent of patients survive for more than 10 years. Death is usually due to respiratory failure because of diminished strength in the skeletal muscles responsible for breathing. Few treatment options exist for these patients, resulting in a high unmet need for new therapies to address functional deficits and disease progression.

About SMA

SMA is a severe, genetic neuromuscular disease that leads to debilitating muscle function and progressive, often fatal, muscle weakness. It occurs in 1 in 6,000 to 10,000 live births each year and is one of the most common potentially fatal genetic disorders. Spinal muscular atrophy manifests in various degrees of severity as progressive muscle weakness resulting in respiratory and mobility impairment. There are four types of SMA, named for age of initial onset of muscle weakness and related symptoms: Type 1 (Infantile), Type 2 (Intermediate), Type 3 (Juvenile) and Type 4 (Adult onset). Of the prevalent population, approximately 80% of the patients are characterized as Type 2 and Type 3. Life expectancy and disease severity vary by type of SMA. Type 1 patients have the worst prognosis, with a life expectancy of no more than two years unless treated with SMN-directed therapies; Type 2 patients have delayed motor milestones with the most advanced milestone normally achieved being sitting unsupported; Type 3 patients can usually stand and walk but have increasingly limited mobility as their abilities regress as they age; Type 4 patients may have a normal life span but eventually suffer gradual weakness in the proximal muscles of the extremities, eventually resulting in mobility issues. With the recent introduction of SMN-directed therapies, it is expected that patients may live longer, but will still have a significant need to address ongoing disabilities related to respiration and mobility.

About Cytokinetics

Cytokinetics is a late-stage biopharmaceutical company focused on discovering, developing and commercializing first-in-class muscle activators and next-in-class muscle inhibitors as potential treatments for debilitating diseases in which muscle performance is compromised and/or declining. As a leader in muscle biology and the mechanics of muscle performance, the company is developing small molecule drug candidates specifically engineered to impact muscle function and contractility. Cytokinetics is preparing for regulatory interactions for omecamtiv mecarbil, its novel cardiac muscle activator, following positive results from GALACTIC-HF, a large, international Phase 3 clinical trial in patients with heart failure. Cytokinetics is conducting METEORIC-HF, a second Phase 3 clinical trial of omecamtiv mecarbil. Cytokinetics is also developing CK-274, a next-generation cardiac myosin inhibitor, for the potential treatment of hypertrophic cardiomyopathies (HCM). Cytokinetics is conducting REDWOOD-HCM, a Phase 2 clinical trial of CK-274 in patients with obstructive HCM. Cytokinetics is also developing reldesemtiv, a fast skeletal muscle troponin activator for the potential treatment of ALS and other neuromuscular indications following conduct of FORTITUDE-ALS and other Phase 2 clinical trials. The company is preparing for the potential advancement of reldesemtiv to a Phase 3 clinical trial in ALS. Cytokinetics continues its over 20-year history of pioneering innovation in muscle biology and related pharmacology focused to diseases of muscle dysfunction and conditions of muscle weakness.

For additional information about Cytokinetics, visit www.cytokinetics.com and follow us on Twitter, LinkedIn, Facebook and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). Cytokinetics disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Act's Safe Harbor for forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Cytokinetics' and its partners' research and development activities of Cytokinetics’ product candidates. Such statements are based on management's current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to the risks related to Cytokinetics' business outlined in Cytokinetics' filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and Cytokinetics' actual results of operations, financial condition and liquidity, and the development of the industry in which it operates, may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that Cytokinetics makes in this press release speak only as of the date of this press release. Cytokinetics assumes no obligation to update its forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTOKINETICS, INCORPORATED

Date: February 26, 2021	By:	/s/ Ching Jaw
Ching Jaw
Senior Vice President, Chief Financial Officer